SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549



                          FORM 8-K


                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  November 1, 1995


                           Boise Cascade Corporation
         ____________________________________________________________
            (Exact Name of Registrant as Specified in Its Charter)


          Delaware                    1-5057          82-0100960
_____________________________________________________________________
(State or Other Jurisdiction of    (Commission    (I.R.S. Employer
Incorporation or Organization)     File Number)   Identification No.)


     1111 W. Jefferson St., Boise, Idaho                  83702
_____________________________________________________________________
(Address of Principal Executive Offices)               (ZIP Code)


Registrant's Telephone Number, Including Area Code:  208/384-6161

Item 2.     Acquisition or Disposition of Assets.

      On November 1, 1995, the Company announced that the merger of Rainy River Forest Products Inc. ("Rainy River") and Stone-Consolidated Corporation was completed. Boise Cascade held approximately 49% of the voting shares and 60% of the total equity in Rainy River. As a result of the transaction, the Company received approximately US$183 million. The proceeds from this transaction will be used to reduce debt, make capital investments, and enhance shareholder returns.

      The Company holds approximately 6.6 million shares of Stone-Consolidated common stock, representing approximately 6.4% of Stone-Consolidated's outstanding common stock. In addition, the Company holds approximately 2.8 million shares of Stone-Consolidated's redeemable preferred stock.


Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

(b)   Pro forma financial information:

      The unaudited pro forma Boise Cascade Corporation and subsidiaries financial information giving effect to the transaction discussed in Item 2 of this report on Form 8-K is set forth in Exhibit 20 attached hereto and filed herewith.

(c)   Exhibits:

      20 Unaudited pro forma Boise Cascade Corporation and Subsidiaries financial information, including: condensed balance sheet as of September 30, 1995; consolidated statement of income for the nine months ended September 30, 1995; consolidated statement of loss for the twelve months ended December 31, 1994; and notes to unaudited pro forma financial information.

      99    News release issued by the Company on November 1, 1995.

                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          BOISE CASCADE CORPORATION




                                          /s/ TOM E. CARLILE
                                          Tom E. Carlile
                                          Vice President and Controller


Date:       November 14, 1995

                                 Exhibit Index


Exhibit No.                   Description                           Page

    20            Unaudited pro forma Boise Cascade
                  Corporation and Subsidiaries financial
                  information, including:  condensed
                  balance sheet as of September 30, 1995;
                  consolidated statement of income for
                  the nine months ended September 30,
                  1995; consolidated statement of loss
                  for the twelve months ended December 31, 1994; and notes to unaudited pro forma financial information.

    99            News release issued by the Company on
                  November 1, 1995.